UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2020

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

802 Main Street, West Point, Virginia	23181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CFFI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emer
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers:  Compensatory Arrangements of Certain Officers

On January 21, 2020,  the Board of Directors of C&F Financial Corporation (the “Corporation”), appointed George R. Sisson III to serve as a director of the Corporation effective February  18, 2020.  Mr. Sisson will serve as a director of the Corporation until the annual meeting of shareholders in April 2020 at which time he will stand for election as a Class III director with a term expiring at the annual meeting of shareholders in 2023. Mr. Sisson has also been appointed to serve on the Corporation’s Nominating Committee.

There are no arrangements or understandings between Mr. Sisson and any other person pursuant to which he was selected as a director.  Mr. Sisson will be compensated for his services as a director of the Corporation in the same manner as other non-employee directors.

A copy of the Corporation’s news release announcing Mr. Sisson’s appointment is attached hereto as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

99.1	C&F Financial Corporation news release dated January 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(Registrant)

Date:	January 27, 2020	By:	/s/ Jason E. Long
Jason E. Long
Chief Financial Officer and Secretary

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